Exhibit 99

Puerto Rico Contact: Marilyn Santiago-Colón, Oriental Financial Group Inc. (787) 993-4648 U.S. Contact: Steven Anreder and Gary Fishman, Anreder & Company (212) 532-3232
ORIENTAL FINANCIAL GROUP REPORTS STRONG OPERATING RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2008
SAN JUAN, Puerto Rico, July 30, 2008 — Oriental Financial Group Inc. (NYSE: OFG) today announced results for the second quarter and six months ended June 30, 2008.
For the quarter, the Group reported income available to common shareholders of $13.2 million, an increase of 152.1% over the year ago quarter’s $5.2 million. This represents a return on average assets of 0.95% and a return on average common equity of 20.65%, compared with 0.49% and 7.87%, respectively, in the second quarter of 2007. Earnings per common share (basic and diluted) of $0.54 were 157.1% greater than the $0.21 reported in the year ago quarter.
Oriental’s second quarter 2008 results did not include any meaningful pre-tax gains or losses from the sale of securities, derivatives, other investments or foreclosed real estate, which benefited the year ago quarter by approximately $1.3 million and the trailing quarter by $1.4 million; or income tax benefits, which added $2.5 million to the results for the trailing quarter.
For the six months, the Group reported income available to common shareholders of $28.9 million, an increase of 92.0% over the year ago period. This represents a return on average assets of 1.01% and a return on average common equity of 20.64%, compared with 0.70% and 11.22%, respectively, in the first six months of 2007. Earnings per common share (basic and diluted) of $1.19 were 95.1% greater than the $0.61 reported in the 2007 period.
Commentary and Outlook
“The strategies we have in place enabled us to continue to perform well despite the turbulent credit markets and the recession in Puerto Rico,” said José Rafael Fernández, President and Chief Executive Officer. “Looking ahead, Oriental is well positioned to continue to benefit from its strategies.” He said highlights for the second quarter included:
•	The sixth consecutive quarter of net interest margin improvement, to 1.90% from 1.40% in the year ago quarter and 1.68% in the previous quarter

•	Significant reduction in cost of funds to 4.01%, down 9.7% from the year ago quarter and down 4.8% from the previous quarter

•	Growth in loan originations, which totaled $92.6 million for the second quarter, representing increases of 7.2% from the year ago quarter and 39.8% from the previous quarter, while maintaining high credit quality

•	The first sequential quarter reduction in non-performing loans in two years, the smallest sequential quarter increase in non-performing assets in the same time period, and a continued low level of net credit losses

•	Sequential quarter increases of regulatory capital ratios

•	A continued year over year increase in profitability even though the Group’s total assets are at the same level as at December 31, 2007 and slightly lower than at March 31, 2008
Second Quarter 2008 Income Statement
Net interest income of $28.4 million increased 60.7% from the year ago quarter and 14.2% from the previous quarter, primarily because of a higher overall yield and higher average balances of interest-earning assets and lower average costs of deposits and borrowings. Interest income from investment securities of $65.5 million increased 5.1% sequentially, due principally to Oriental having a full quarter’s benefit of higher yielding securities purchased in the first quarter of 2008. Interest income from loans of $19.7 million declined 0.7% sequentially, primarily reflecting reduced yields on variable rate commercial loans due to lower prevailing interest rates.
Total banking and financial service revenues of $6.5 million were approximately level with the year ago quarter, as increased revenues from financial services and mortgage banking activities offset lower banking services revenue. Growth in financial services reflects Oriental’s market strategy, focusing on financial planning for mid and high net worth clients. Assets under management, which generate recurring fees for the Group’s financial service businesses, reached $3.2 billion at June 30, 2008, an increase of 8.8% from a year ago and 0.4% from March 31, 2008, despite the second quarter 2008 decline in the stock and bond markets.
Non-interest expenses of $18.1 million increased 3.5% from the year ago quarter and 2.0% from the previous quarter. The efficiency ratio improved to 51.82% from 72.30% in the year ago quarter and 54.69% in the previous quarter.
June 30, 2008 Balance Sheet Highlights
Total interest earning assets of approximately $5.9 billion increased 17.1% over a year ago and declined 1.5% from the end of the previous quarter. Year over year, the investment securities portfolio grew 24.4% in line with management’s strategy of supplementing the generally low level of loan originations in 2007 with the purchase of investment securities at a favorable spread.

During the last twelve months the held to maturity (HTM) investment portfolio was reduced by $526.4 million, due to maturities and repayments, with the proceeds principally reinvested in the available for sale (AFS) investment portfolio at more favorable spreads. Sequentially, investment securities balances declined 2.5% due to repayments of securities in both the HTM and AFS portfolios and mark to market of securities in the AFS portfolio.
Total loans, net, declined 4.2% year over year, but increased 2.8% from the end of the preceding quarter. Mortgage originations for the quarter of $75.5 million were up 113.6% from the year ago quarter and 69.5% from the previous quarter, with an average FICO score of 719 and an average loan to value ratio of 82%. Rebounding from a year ago, commercial originations continued in the $15 million range as in the previous quarter.
During the second quarter of 2008, Oriental used a $117.4 million increase in wholesale certificates of deposit as a more economical and flexible alternative for replacing higher cost retail deposits and short-term repurchase agreements. The change in funding mix, along with lower interest rates, helped to reduce total interest expense as compared to the previous quarter.
Credit Quality
Non-performing loans declined 0.48% during the quarter. Net credit losses year to date remain even with the year ago period at 0.33% of average loans outstanding. The allowance for loan losses stood at $11.9 million (0.97% of total loans) at June 30, 2008, compared to $11.1 million (0.93% of total loans) at March 31, 2008.
Based on the Group’s historical performance, Oriental does not expect its non-performing loans to convert into significantly higher losses as most are well-collateralized with adequate loan-to-value ratios. The Group follows a conservative residential mortgage lending policy, with more than 90% of its residential mortgage portfolio consisting of fixed-rate, fully amortizing, fully documented loans that do not have the level of risk associated with subprime loans. Furthermore, Oriental has never been active in negative amortization loans or adjustable rate mortgage loans.
Capital
Stockholders’ equity of $301.2 million at June 30, 2008 is down 3.9% from a year ago and 11.1% from March 31, 2008. The change reflects a reduction in the fair value of the AFS portfolio, primarily due to the widening of credit spreads in the second quarter of 2008. The Group has the intent and ability to hold all of the securities in its investment portfolio with unrealized losses at June 30, 2008 until a period of time sufficient to allow for the recovery of their fair value up to or beyond their cost, and closely monitors them for any change in value that may be considered to be other than temporary.
The Group maintains capital ratios comfortably in excess of regulatory requirements. At June 30, 2008, the Leverage Capital Ratio was 6.80% (1.7 times the minimum of 4.00%), the Tier I Risk-Based Capital Ratio was 17.26% (4.3 times the minimum of 4.00%), and the Total Risk-Based Capital Ratio was 17.76% (2.2 times the minimum of 8.00%).

About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 44th year in business, Oriental provides a full range of mortgage, commercial and consumer banking services through 24 Oriental Group financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. Investor information about Oriental can be found at www.orientalfg.com.
Forward-Looking Statements
This news release may contain forward-looking statements that reflect management’s beliefs and expectations and are subject to risks and uncertainties inherent to the Group’s business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group’s filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release because of developments occurring after the date of issuance.
# # #

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED				SIX-MONTH PERIOD ENDED
	30-Jun-08	30-Jun-07%		31-Mar-08	30-Jun-08	30-Jun-07%
Summary of Operations (Dollars in thousands, except per share data):
Interest Income:
Loans	$19,682	$22,315	-11.8%	$19,828	$39,510	$44,163	-10.5%
Investment securities and other	65,476	48,486	35.0%	62,273	127,749	88,137	44.9%

Total interest income	85,158	70,801	20.3%	82,101	167,259	132,300	26.4%

Interest Expense:
Deposits	12,265	13,601	-9.8%	12,429	24,694	25,849	-4.5%
Securities sold under agreements to repurchase	40,208	36,546	10.0%	40,240	80,448	69,334	16.0%
Other borrowed funds	4,250	2,964	43.4%	4,523	8,773	6,039	45.3%

Total interest expense	56,723	53,111	6.8%	57,192	113,915	101,222	12.5%

Net interest income	28,435	17,690	60.7%	24,909	53,344	31,078	71.6%
Provision for loan losses	1,980	1,375	44.0%	1,650	3,630	2,450	48.2%

Net interest income after provision for loan losses	26,455	16,315	62.2%	23,259	49,714	28,628	73.7%

Non-Interest Income:
Financial service revenues	4,500	4,049	11.1%	4,240	8,740	8,892	-1.7%
Banking service revenues	1,395	2,265	-38.4%	1,527	2,922	4,139	-29.4%
Investment banking revenues	12	—	100.0%	738	750	—	100.0%
Mortgage banking activities	545	170	220.6%	1,006	1,551	232	568.5%

Total banking and financial service revenues	6,452	6,484	-0.5%	7,511	13,963	13,263	5.3%
Net gain (loss) on:
Sale of securities	214	12	1683.3%	9,297	9,511	371	2463.6%
Derivatives	228	88	159.1%	(7,803)	(7,575)	8,384	-190.4%
Other investments	16	1,159	-98.6%	110	126	777	-83.8%
Foreclosed real estate	(260)	30	-966.7%	(250)	(510)	67	-861.2%
Other	—	23	-100.0%	(1)	(1)	65	-101.5%

Total non-interest income, net	6,650	7,796	-14.7%	8,864	15,514	22,927	-32.3%

Non-Interest Expenses:
Compensation and employee benefits	7,824	6,916	13.1%	7,715	15,539	13,661	13.7%
Occupancy and equipment	3,365	3,343	0.7%	3,287	6,652	6,337	5.0%
Professional and service fees	2,267	1,984	14.3%	1,880	4,147	3,522	17.7%
Advertising and business promotion	836	1,118	-25.2%	1,074	1,910	1,911	-0.1%
Directors and investor relations	303	769	-60.6%	278	581	1,300	-55.3%
Loan servicing expenses	339	540	-37.2%	331	670	1,063	-37.0%
Taxes, other than payroll and income taxes	607	489	24.1%	611	1,218	937	30.0%
Electronic banking charges	396	457	-13.3%	418	814	916	-11.1%
Clearing and wrap fees expenses	313	310	1.0%	294	607	675	-10.1%
Communication	325	308	5.5%	325	650	646	0.6%
Insurance	579	211	174.4%	602	1,181	427	176.6%
Foreclosure expenses	201	338	-40.5%	150	351	405	-13.3%
Printing, postage, stationery and supplies	245	189	29.6%	277	522	391	33.5%
Other	480	505	-5.0%	488	968	1,113	-13.0%

Total non-interest expenses	18,080	17,477	3.5%	17,730	35,810	33,304	7.5%

Income before income taxes	15,025	6,634	126.5%	14,393	29,418	18,251	61.2%
Income tax expense (benefit)	598	187	219.8%	(2,455)	(1,857)	811	-329.0%

Net income	14,427	6,447	123.8%	16,848	31,275	17,440	79.3%
Less: Dividends on preferred stock	(1,200)	(1,201)	0.1%	(1,201)	(2,401)	(2,401)	—

Income available to common shareholders	$13,227	$5,246	152.1%	$15,647	$28,874	$15,039	92.0%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED				SIX-MONTH PERIOD ENDED
	30-Jun-08	30-Jun-07%		31-Mar-08	30-Jun-08	30-Jun-07%
(Dollars in thousands, except per share data):
EARNINGS PER SHARE
Basic	$0.54	$0.21	157.1%	$0.65	$1.19	$0.61	95.1%

Diluted	$0.54	$0.21	157.1%	$0.64	$1.19	$0.61	95.1%

COMMON STOCK DATA
Average common shares outstanding	24,290	24,488	-0.8%	24,164	24,227	24,480	-1.0%
Average potential common shares-options	94	75	25.3%	125	110	97	13.4%

Total average shares outstanding and equivalents	24,384	24,563	-0.7%	24,289	24,337	24,577	-1.0%

Cash dividends per share of common stock	$0.14	$0.14	—	$0.14	$0.28	$0.28	—

Cash dividends declared on common shares	$3,404	$3,432	-0.8%	$3,399	$6,803	$6,858	-0.8%

Pay-out ratio	25.93%	66.67%	-61.1%	21.54%	23.53%	45.90%	-48.7%

SELECTED FINANCIAL DATA

PERFORMANCE RATIOS:
Return on average assets	0.95%	0.49%	93.9%	1.06%	1.01%	0.70%	44.3%

Return on average common equity	20.65%	7.87%	162.4%	20.63%	20.64%	11.22%	83.9%

Efficiency ratio	51.82%	72.30%	-28.3%	54.69%	53.20%	75.11%	-29.2%

TAX EQUIVALENT SPREAD
Interest-earning assets	5.69%	5.61%	1.4%	5.55%	5.65%	5.54%	2.0%
Tax equivalent adjustment	1.88%	2.13%	-11.7%	1.84%	1.87%	2.12%	-11.8%

Interest-earning assets — tax equivalent	7.57%	7.74%	-2.2%	7.39%	7.52%	7.66%	-1.8%
Interest-bearing liabilities	4.01%	4.44%	-9.7%	4.21%	4.12%	4.50%	-8.4%

Tax equivalent interest rate spread	3.56%	3.30%	7.9%	3.18%	3.40%	3.16%	7.6%

Tax equivalent interest rate margin	3.78%	3.53%	7.1%	3.52%	3.67%	3.42%	7.3%

NORMAL SPREAD
Investments	5.48%	5.12%	7.0%	5.28%	5.38%	4.99%	7.8%
Loans	6.52%	7.10%	-8.2%	6.66%	6.74%	7.09%	-4.9%

Interest-earning assets	5.69%	5.61%	1.4%	5.55%	5.65%	5.54%	2.0%

Deposits	3.44%	4.25%	-19.1%	4.14%	3.82%	4.15%	-8.0%
Borrowings	4.20%	4.51%	-6.9%	4.23%	4.21%	4.63%	-9.1%

Interest-bearing liabilities	4.01%	4.44%	-9.7%	4.21%	4.12%	4.50%	-8.4%

Interest rate spread	1.68%	1.17%	43.6%	1.34%	1.53%	1.04%	47.1%

Interest rate margin	1.90%	1.40%	35.7%	1.68%	1.80%	1.30%	38.5%

AVERAGE BALANCES
Investments	$4,776,560	$3,789,419	26.0%	$4,721,542	$4,749,050	$3,531,113	34.5%
Loans	1,208,098	1,257,308	-3.9%	1,191,305	1,172,878	1,246,499	-5.9%

Interest-earning assets	$5,984,658	$5,046,727	18.6%	$5,912,847	$5,921,928	$4,777,612	24.0%

Deposits	$1,427,904	$1,280,353	11.5%	$1,200,361	$1,293,979	$1,246,817	3.8%
Borrowings	4,236,568	3,500,753	21.0%	4,233,176	4,234,872	3,254,868	30.1%

Interest-bearing liabilities	$5,664,472	$4,781,106	18.5%	$5,433,537	$5,528,851	$4,501,685	22.8%

ORIENTAL FINANCIAL GROUP Financial Summary
(NYSE: OFG)

	AS OF
	30-Jun-08	30-Jun-07%		31-Mar-08	31-Dec-07
(Dollars in thousands)
BALANCE SHEET

Cash and due from banks	$56,486	$75,207	-24.9%	$50,052	$88,983

Interest-earning assets:
Investments:
Trading securities	1,311	548	139.2%	93	1,122
Investment securities available-for-sale, at fair value with amortized cost of $3,467,005 (March 31, 2008-$3,497,906; December 31, 2007- $3,063,763; June 30, 2007-$1,940,707)	3,382,307	1,906,328	77.4%	3,465,741	3,069,282
Investment securities held-to-maturity, at amortized cost with fair value of $1,198,736 (March 31, 2008-$1,263,260; December 31, 2007- $1,478,112; June 30, 2007-$1,714,608 )	1,238,147	1,764,585	-29.8%	1,277,171	1,492,887
Federal Home Loan Bank (FHLB) stock, at cost	22,062	13,909	58.6%	20,658	20,658
Securities purchased under agreements to resell	—	16,200	-100.0%	—	—
Other investments	150	31,770	-99.5%	150	1,661

Total investments	4,643,977	3,733,340	24.4%	4,763,813	4,585,610

Loans:
Mortgage loans	995,085	954,097	4.3%	989,284	989,487
Commercial loans, mainly secured by real estate	170,844	232,164	-26.4%	156,508	157,198
Consumer loans	25,479	30,905	-17.6%	28,178	29,245

Loans receivable, gross	1,191,408	1,217,166	-2.1%	1,173,970	1,175,930
Less: Deferred loan fees, net	(3,488)	(2,589)	-34.7%	(3,022)	(2,875)

Loans receivable	1,187,920	1,214,577	-2.2%	1,170,948	1,173,055
Allowance for loan losses	(11,885)	(8,432)	-41.0%	(11,092)	(10,161)

Loans receivable, net	1,176,035	1,206,145	-2.5%	1,159,856	1,162,894
Mortgage loans held for sale	42,122	66,032	-36.2%	25,577	16,672

Total loans, net	1,218,157	1,272,177	-4.2%	1,185,433	1,179,566

Total interest-earning assets	5,862,134	5,005,517	17.1%	5,949,246	5,765,176

Securities and loans sold but not yet delivered	—	46,461	-100.0%	26,995	—
Accrued interest receivable	42,842	45,807	-6.5%	37,026	52,315
Premises and equipment, net	21,378	19,390	10.3%	21,587	21,779
Deferred tax asset, net	17,249	18,005	-4.2%	12,931	10,362
Foreclosed real estate	4,906	4,971	-1.3%	4,119	4,207
Investment in equity indexed options	27,641	43,358	-36.2%	34,475	40,709
Investment in limited partnership	—	11,988	-100.0%	—	—
Prepaid expenses	9,996	3,504	185.3%	4,532	2,714
Investment in Statutory Trusts	1,086	1,086	—	1,086	1,086
Goodwill	2,006	2,006	—	2,006	2,006
Servicing asset	2,934	1,419	106.8%	2,819	2,526
Accounts receivable and other assets	11,521	11,930	-3.4%	11,245	7,992

Total assets	$6,060,179	$5,290,649	14.5%	$6,158,119	$5,999,855

Interest-bearing liabilities:
Deposits:
Non-interest bearing demand deposits	$55,936	$44,867	24.7%	$56,232	$49,998
Interest-bearing demand deposits	68,204	66,819	2.1%	72,041	69,154
Savings accounts	407,911	326,124	25.1%	453,711	387,790
Individual retirement accounts	293,354	321,342	-8.7%	310,907	317,744
Retail certificates of deposit	271,554	278,089	-2.3%	271,053	232,239

Total Retail Deposits	1,096,959	1,037,241	5.8%	1,163,944	1,056,925
Wholesale certificates of deposit	395,460	292,421	35.2%	278,044	189,495

Total deposits	1,492,419	1,329,662	12.2%	1,441,988	1,246,420

ORIENTAL FINANCIAL GROUP Financial Summary
(NYSE: OFG)

	AS OF
	30-Jun-08	30-Jun-07%		31-Mar-08	31-Dec-07
(Dollars in thousands)
Borrowings:
Federal funds purchased and other short term borrowings	41,583	24,641	68.8%	36,517	27,460
Securities sold under agreements to repurchase	3,810,752	3,283,796	16.0%	3,847,633	3,861,411
Advances from FHLB	331,895	180,895	83.5%	331,853	331,898
Subordinated capital notes	36,083	36,083	—	36,083	36,083

Total borrowings	4,220,313	3,525,415	19.7%	4,252,086	4,256,852

Total interest-bearing liabilities	5,712,732	4,855,077	17.7%	5,694,074	5,503,272

Securities and loans purchased but not yet received	23,103	100,067	-76.9%	101,375	111,431
Accrued expenses and other liabilities	23,177	22,030	5.2%	23,912	25,691

Total liabilities	5,759,012	4,977,174	15.7%	5,819,361	5,640,394

Preferred Equity	68,000	68,000	—	68,000	68,000

Common Equity:
Common stock	25,736	25,543	0.8%	25,732	25,557
Additional paid-in capital	212,282	209,860	1.2%	212,056	210,073
Legal surplus	43,533	38,312	13.6%	42,140	40,573
Retained earnings	64,406	32,883	95.9%	55,977	45,296
Treasury stock, at cost	(17,136)	(13,311)	-28.7%	(17,184)	(17,023)
Accumulated other comprehensive loss	(95,654)	(47,812)	-100.1%	(47,963)	(13,015)

Total common equity	233,167	245,475	-5.0%	270,758	291,461

Stockholders’ equity	301,167	313,475	-3.9%	338,758	359,461

Total liabilities and stockholders’ equity	$6,060,179	$5,290,649	14.5%	$6,158,119	$5,999,855

CAPITAL RATIOS
Leverage Capital Ratio	6.80%	7.23%	-5.9%	6.67%	6.69%
Minimum Leverage Capital Ratio Required	4.00%	4.00%		4.00%	4.00%
Actual Tier 1 Capital	$413,767	$381,489	8.5%	$407,984	$396,309
Minimum Tier 1 Capital Required	$243,414	$210,972	15.4%	$244,590	$236,847

Tier 1 Risk-Based Capital Ratio	17.26%	19.32%	-10.7%	17.02%	18.59%
Minimum Tier 1 Risk-Based Capital Ratio Required	4.00%	4.00%		4.00%	4.00%
Actual Tier 1 Risk-Based Capital	$413,767	$381,489	8.5%	$407,984	$396,309
Minimum Tier 1 Risk-Based Capital Required	$95,867	$78,970	21.4%	$95,864	$85,292

Total Risk-Based Capital Ratio	17.76%	19.75%	-10.1%	17.49%	19.06%
Minimum Total Risk-Based Capital Ratio Required	8.00%	8.00%		8.00%	8.00%
Actual Total Risk-Based Capital	$425,652	$389,921	9.2%	$419,075	$406,470
Minimum Total Risk-Based Capital Required	$191,735	$157,940	21.4%	$191,728	$170,583

Tangible Common Equity to Total Assets	3.81%	4.60%	-17.2%	4.36%	4.82%

SELECTED FINANCIAL DATA AT PERIOD-END
Common shares outstanding at end of period	24,292	24,520	-0.9%	24,285	24,121

Book value per common share	$9.60	$9.99	-3.9%	$11.14	$12.08

Trust Assets Managed	$1,936,804	$1,881,043	2.96%	$1,927,638	$1,962,226
Broker-Dealer Assets Gathered	1,294,010	1,088,336	18.9%	1,290,973	1,281,168

Total Assets Managed	3,230,814	2,969,379	8.8%	3,218,611	3,243,394
Assets owned	6,060,179	5,290,649	14.5%	6,158,119	5,999,855

Total financial assets managed and owned	$9,290,993	$8,260,028	12.5%	$9,376,730	$9,243,249

Number of financial centers	24	24	—	24	24

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED				SIX-MONTH PERIOD ENDED
	30-Jun-08	30-Jun-07%		31-Mar-08	30-Jun-08	30-Jun-07%
(Dollars in thousands)
Loan Production and Purchases Summary:
Mortgage loans production	$75,549	$35,368	113.6%	$44,578	$120,127	$86,305	39.2%
Mortgage loans purchased	482	44,107	-98.9%	4,691	5,173	48,679	-89.4%

Total mortgage	76,031	79,475	-4.3%	49,269	125,300	134,984	-7.2%

Commercial	15,171	5,393	181.3%	15,737	30,908	20,532	50.5%
Consumer	1,421	1,501	-5.3%	1,233	2,654	3,134	-15.3%

Total loan production and purchases	$92,623	$86,369	7.2%	$66,239	$158,862	$158,650	0.1%

CREDIT DATA
Net credit losses (recoveries):
Mortgage	$314	$480	-34.6%	$166	$480	$1,026	-53.2%
Commercial	141	1	14000.0%	(13)	128	(8)	1700.0%
Consumer	732	508	44.1%	566	1,298	1,016	27.8%

Total net credit losses	$1,187	$989	20.0%	$719	$1,906	$2,034	-6.3%

Net credit losses to average loans outstanding	0.39%	0.31%	25.8%	0.24%	0.33%	0.33%	—

	AS OF
	30-Jun-08	30-Jun-07%		31-Mar-08
Allowance for loan losses	$11,885	$8,432	41.00%	$11,092

Allowance coverage ratios:
Allowance for loan losses to total loans	0.97%	0.65%	49.23%	0.93%

Allowance for loan losses to non-performing loans	17.27%	16.70%	3.40%	16.04%

Allowance for loan losses to non-residential non-performing loans	299.67%	217.30%	37.90%	289.16%

Non-performing assets summary:
Mortgage	$64,866	$46,626	39.10%	$65,332
Commercial, mainly real estate	3,026	3,204	-5.60%	2,754
Consumer	940	670	40.30%	1,081

Non-performing loans	68,832	50,500	36.30%	69,167
Foreclosed properties	4,906	4,971	-1.30%	4,119

Non-performing assets	$73,738	$55,471	32.90%	$73,286

Non-performing loans to total loans	5.60%	3.94%	42.10%	5.78%

Non-performing loans to total assets	1.14%	0.95%	20.00%	1.12%

Non-performing assets to total assets	1.22%	1.05%	16.20%	1.19%

Non-performing assets to total capital	24.48%	17.70%	38.30%	21.63%